Exhibit 10.1

Supplementary Agreement
[English as Translated Copy]

This Supplementary Agreement is executed by Transferor and Transferee dated April 1, 2011.

Transferor:
Flying Dragon Investment Management Limited
Flying Dragon Resource Development Limited
    The forgoing two companies are collectively referred to as “Transferors”.

Transferee:
China New Energy Group Company
(Transferor and Transferee, hereinafter referred to as “both parties” or respectively referred to as “the party”)
Whereas:

1.	Flying Dragon and Willsky Development Ltd. executed the Equity Transfer Agreement (hereinafter referred to as “Lean Equity Transfer Agreement”) on the equity transfer of Fuzhou Lean Zhongran Natural Gas Co., Ltd. on Dec.16, 2009;
2.	Flying Investment and Willsky Development Ltd. executed the Equity Transfer Agreement (hereinafter referred to as “Wuyuan Equity Transfer Agreement”) on the equity transfer of Wuyuan County Zhongran Natural Gas Co., Ltd. on Dec.16, 2009;
3.	Flying Dragon and Willsky Development Ltd. executed the Equity Transfer Agreement (hereinafter referred to as “Fuzhou Equity Transfer Agreement”) on the equity transfer of Fuzhou Flying Dragon Zhongran Natural Gas Co., Ltd. on January 5, 2010;
4.	Flying Dragon, Flying Resources and Transferee and Willsky Development Ltd. executed three copies of Claims and Debts Transfer Agreement, by which all the obligations and rights of Willsky Development Ltd. as agreed in Lean Equity Transfer Agreement, Wuyuan Equity Transfer Agreement and Fuzhou Equity Transferor Agreement shall be collectively transferred to the Transferee hereof.
5.	Willsky Development Ltd. is a wholly-owned subsidiary of Transferee.

Through friendly consultation, Transferor and Transferee reached the following agreement concerning Lean Equity Transfer Agreement, Wuyuan Equity Transfer Agreement and Fuzhou Equity Transfer Agreement:

1.	Transferor and Transferee commonly confirm:
(1)
Transferee, according to Lean Equity Transfer Agreement, has paid Flying Dragon the first installment, i.e. US dollar equivalent to RMB 1.35 Million, the remaining equity transfer consideration (RMB 3.45 Million or equivalent US dollar) has not been paid;

(2)
Transferee, according to Wuyuan Equity Transfer Agreement, has paid Flying Dragon the first installment, i.e. US dollar equivalent to RMB 1.65 Million, the remaining equity transfer consideration (RMB 4.35 Million or equivalent US dollar) has not been paid; and

(3)
Transferee, according to Fuzhou Equity Transfer Agreement, has paid Flying Dragon the first installment, i.e. US dollar equivalent to RMB 7 Million, the remaining equity transfer consideration (RMB 19 Million or equivalent US dollar) has not been paid;

2.
Transferor and Transferee commonly affirms that the shareholder of Lean Company has been changed from Flying Dragon to Transferee on March 15, 2010; the shareholder of Wuyuan Company has been changed from Flying Dragon to Transferee on December 16, 2009; the shareholder of Fuzhou Company has not been changed from Transferor to Transferee and Transferee has not participated in and controlled any operation activities of Fuzhou company.

3.
Transferor and Transferee commonly determine to terminate the Flying Dragon Equity Transfer Agreement, that is, both parties shall terminate the performance of Fuzhou Equity Transfer Agreement, and the first installment paid by Transferee according to Fuzhou Flying Dragon Equity Transfer Agreement, i.e. US dollar equivalent to RMB 7 Million, shall be transferred to the second and third installment due to Flying Dragon and Flying Investment according to Lean Equity Transfer Agreement and Wuyuan Equity Transfer Agreement.

4.
Transferor and Transferee commonly agree that Transferee shall be relieved of the obligations of paying the remaining equity transfer consideration to Flying Dragon and Flying Investment, that is, as of the execution date of this supplementary agreement, Transferee has completed all the payment obligations as provided in Lean Transfer Agreement and Wuyuan Equity Transfer Agreement and there shall be no equity transfer payment required by Flying Dragon and Flying Investment on Lean and Wuyuan companies according to the agreements mentioned above in this item.

5.
Transferor and Transferee commonly agree that before the termination of Fuzhou Equity Transfer Agreement, each party has no objections to the performance of the other party on that agreement, and shall not require the other party undertake any liabilities of breach and compensation due to not performing, delayed performing or inappropriately performing the obligations set forth in Fuzhou agreement.

6.
Flying Dragon confirms that it shall not require Transferee to continue performing the payment obligations as provided in Lean Equity Transfer Agreement and not require Transferee to undertake any liabilities of breach or compensation involved, either.

7.
Flying Dragon confirms that it shall not require Transferee to continue performing the payment obligations as provided in Wuyuan Equity Transfer Agreement and not require Transferee to undertake any liabilities of breach or compensation involved, either.

8.
This supplementary agreement shall be an inalienable part respectively to Lean Equity Transfer Agreement, Wuyuan Transfer Agreement and Fuzhou Equity Transfer Agreement and shall have equal legal effects with the foregoing agreements. In the event of any contradictory issues with the forgoing agreement, this agreement shall prevail.

9.
This Supplementary Agreement shall cover all the agreements and understandings related to the subject of this supplementary agreement and shall suspend all written or oral agreements and understandings in any nature regarding the subject of this supplementary agreement.  Unless otherwise provided in this agreement, any conditions, definitions, guarantees or representations in other agreements concerning the same subject hereof shall not be binding on both parties.

10.
The terminology, governing law and settlement of disputes articles shall be consistent with corresponding articles in Lean Equity Transfer Agreement, Wuyuan Equity Transfer Agreement and Fuzhou Equity Transfer Agreement.

11.	This supplementary agreement shall take effect upon signing and sealing by both parties or their representatives authorized.

12.	This supplementary agreement shall be of five counterparts, Transferor shall retain two copies and Transferee shall retain three copies.

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[Signature Page]

Transferor: Flying Dragon Investment Management Limited
Authorized Representative:

Flying Dragon Resource Development Limited
Authorized Representative:

Transferee: China New Energy Group Company
Authorized Representative:

Date: April 1, 2011